                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1034
                                (Amendment No.       )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check to appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             EN POINTE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (check the appropriate box):

[xx]  No fee required
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of securities to which transaction applies:

         2)  Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         4)  Proposed maximum aggregate value of transaction:

         - Set forth the amount on which the filing is calculated and state how it was determined.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount previously paid:

         2)  Form, Schedule or Registration Statement No.:

         3)  Filing Party:

         4)  Date Filed:

                             EN POINTE TECHNOLOGIES, INC.

                            100 North Sepulveda Boulevard
                            El Segundo, California  90245
                                    (310) 725-5200

                                                               February 14, 1997


Dear Stockholder:

    You are cordially invited to attend the Annual Stockholders' Meeting of En Pointe Technologies, Inc. (the "Company") which will be held on March 17, 1997 at 12:00 Noon (Pacific Standard Time) at the Raddison Hotel, 1400 Parkview Avenue, Manhattan Beach, California 90266.

    In addition to fixing the number of and electing directors, the Board of Directors has recommended that you ratify the appointment of Coopers & Lybrand LLP as the Company's independent accountants (Item 2) and authorization for the proxies to vote upon such other matters as may properly come before the annual meeting, or adjournment thereof (Item 3).

    We ask your support in approving the election of directors and Items 2 and 3, and that you carefully review the enclosed proxy materials.

    Certain additional information regarding the Company, including an annual report with audited financial statements for the fiscal year ended September 30, 1996, is being furnished along with proxy materials.

                                       Sincerely,



                                       Bob Din
                                       Chairman of the Board

                             EN POINTE TECHNOLOGIES, INC.

                                 -------------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MARCH 17, 1997

                                 -------------------

    Notice is hereby given that the Annual Meeting of Stockholders of En Pointe Technologies, Inc. (the "Company") will be held on March 17, 1997, at 12:00 Noon, Pacific Standard Time, at the Raddison Hotel, Manhattan Beach, California 90266 for the following purposes:


    1. to fix the number of directors at five and to elect five members of the Board of Directors to serve for the ensuing year until their successors are elected and qualified;

    2. to consider and act upon a proposal to ratify the appointment of Coopers & Lybrand LLP as independent accountants for the Company for the fiscal year ended September 30, 1997; and

    3. to consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

    All holders of Common Stock whose names appear of record on the Company's books at the close of business on January 20, 1997 will be entitled to receive notice of and to vote at the meeting and any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                       By Order of the
                                       Board of Directors



                                       Robert Mercer
                                       Assistant Secretary

Dated: February 14, 1997

                             EN POINTE TECHNOLOGIES, INC.

                                 -------------------

                                   PROXY STATEMENT

                                 -------------------

                                     INTRODUCTION

    The Board of Directors of En Pointe Technologies, Inc. a Delaware corporation (the "Company"), is furnishing this Proxy Statement to holders of shares of Common Stock $.001 par value, of the Company (the "Common Stock"), in connection with the solicitation of the enclosed form of proxy for use at the Annual Meeting of Stockholders to be held on March 17, 1997 at 12:00 Noon (Pacific Standard Time) at the Raddison Hotel, 1400 Parkview Avenue, Manhattan Beach, California 90266, and any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of stockholders. Shares of the Company's Common Stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is given, the proxy will be voted FOR the election of the nominees for director named in this Proxy Statement and the proposal set forth in Item 2. Proxies may be revoked at any time prior to their being voted by giving written notice of revocation or by giving a duly executed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting.

    It is expected that this Proxy Statement and form of proxy enclosed are being mailed to stockholders on or about February 14, 1997.

    All holders of Common Stock whose names appear of record on the Company's books at the close of business on January 20, 1997 will be entitled to vote at the Annual Meeting. At the close of business on January 20, 1997, a total of 5,665,698 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote.

    Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopy, telegraph, or personal calls.

    The Company is not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

    Certain additional information regarding the Company, including an annual report on Form 10-K, for the fiscal year ended September 30, 1996, is being furnished to each stockholder along with this Proxy Statement but is not part of the Proxy Statement.

                              I.   ELECTION OF DIRECTORS

ITEM 1--ELECTION OF DIRECTORS

NOMINEES

    The Board of Directors has set the number of directors to be elected for the coming year at five. Each director shall be elected at the Annual Meeting of Stockholders for a term of one year and until his successor is elected and qualified. The Board of Directors recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below unless otherwise indicated. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee at their discretion. Certain information regarding the nominees is set forth below.

       Name                           Position             Director Since  Age
       ----                           --------             --------------  ---
Bob Din                   Chairman of the Board, President      1994       44
                          and Chief Executive Officer
Naureen Din               Secretary and Director                1994       42
Zubair Ahmed              Director                              1994       44
Mansoor Ijaz (1) (2)      Director                              1996       35
Verdell Garroutte (1) (2) Director                              1996       53

(1)  Member of Audit Committee
(2)  Member of Compensation Committee

BUSINESS EXPERIENCE OF NOMINEES

     ATTIAZAZ "BOB" DIN is a founder of the Company and has served in various capacities with the Company since March 1993. Mr. Din has served as the Company's President and a director since April 1994, and as the Company's Chief Executive Officer and Chairman of the Board of Directors since January 1996. From November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern California-based reseller of Computer Products ("InfoSystems").

     NAUREEN DIN is a founder of the Company and currently serves as the Company's Secretary and as a director. Ms. Din previously served as the Company's President from the Company's inception in January 1993 to April 1994, as the Company's Chief Executive Officer from the Company's inception to January 1996 and as the Company's Chief Financial Officer from its inception until October 1995. Ms. Din was not employed prior to January 1993. Naureen Din is the wife of Bob Din.

     ZUBAIR AHMED has been a director of the Company since April 1994, and previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as a Director of the Company from May 1993 to April 1994. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment.

     MANSOOR IJAZ has been a director of the Company since May 8, 1996. Mr. Ijaz has been Chairman of Crescent Investment Group, Inc., a global investment advisor, since March 1993, and was the Managing Partner of Crescent Investment Management, L.P. from October 1991 through March 1993. From January 1990 to September 1991, Mr. Ijaz was the Vice President, Global Portfolio Management, of the Discount Corporation of New York Advisors, a wholly-owned subsidiary of Discount Corporation of New York, a publicly-traded primary dealer.

     VERDELL GARROUTTE has been a director of the Company since May 8, 1996.
Mr. Garroutte has been a corporate financial consultant from October 1994 to the present as well as from June 1991 to December 1993. From May 1993 to October 1993, Mr. Garroutte was employed by the Company as a part-time employee and consultant. From January 1994 until September 1994, Mr. Garroutte served as the Chief Financial Officer of Kelly Micro Systems, Inc., a manufacturer of memory components for personal computers. From December 1985 until May 1991, Mr. Garroutte served in various positions at Computerland Corporation, a personal computer retailer, including vice-president and treasurer.

---------------------

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held one meeting and took action by written consent in lieu of meeting on nine occasions during fiscal year 1996 (including as predecessor Texas corporation prior to the Company's reincorporation in Delaware in February 1996). No director participated in fewer than 75% of the actions taken by the Board of Directors and Committees thereof.

     Members of the Audit Committee are Directors Ijaz and Garroutte. This committee has two primary responsibilities: (1) to consult with the Company's independent auditors concerning their engagement and audit plan and thereafter concerning the auditors report and management letter and (2) with the assistance of the independent auditors monitor the adequacy of the Company's internal accounting controls. There were no meetings of the Audit Committee during fiscal year 1996.

     Members of the Compensation Committee are Directors Ijaz and Garroutte. This committee is responsible for administering the Company's 1996 Stock Incentive Plan and Employee Stock Purchase Plan, subject to the provisions set forth in each plan. There were no meetings of the Compensation Committee during fiscal year 1996.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

       NAME         AGE                     POSITION
       ----         ---                     --------

Bob Din (1)          44      Chairman of the Board of Directors, President and
                             Chief Executive Officer

Naureen Din (1)      42      Secretary and Director

Javed Latif          47      Executive Vice President

Robert A. Mercer     59      Chief Financial Officer

Kevin B. Schatzle    35      Senior Vice President of Sales

Ellis M. Posner      45      Vice President of Sales



(1) See ITEM 1, Business Experience of Nominees.

JAVED LATIF served as the Company's Controller from April 1993 until May 1994, and as the Company's Executive Vice President from May 1994 to the present. Prior to January 1993, Mr. Latif served as the Controller and Chief Financial Officer of Infosystems. Javed Latif is a first cousin to Bob Din.

ROBERT A. MERCER joined the Company in December 1995 as Chief Financial Officer. Mr. Mercer headed the firm of Mercer & Woodford, CPAs/p.c., the Company's former accountants, for ten years prior to joining the Company. Mr. Mercer has been a licensed California certified public accountant since 1968, and worked exclusively in public accounting during that time.

KEVIN B. SCHATZLE served as the Company's Vice President of Sales from March 1993 until July 1995, when he was appointed Senior Vice President of Sales. Prior to joining the Company, Mr. Schatzle was employed by Infosystems from June 1990 to January 1993, where he served as Product Manager and then Director of Sales.

ELLIS M. POSNER served as the Company's Regional Sales Director for the Northwest region from June 1993 until July 1995, when he was promoted to Vice President of Sales. From May 1990 to May 1993, Mr. Posner worked for Vanstar, a Computer Products reseller, as Area Director in Charge of West Coast Operations.

DELINQUENT FILINGS

     Under the securities laws of the United States, the Company's directors, its officers, and any persons holding more than 10% of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during fiscal year 1996. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1996, all filing requirements applicable to its officers, directors and 10% stockholders were complied with, except the following:

               Name                      Form               Late Filings
               ---------------------------------------------------------

               Bob Din                    3                    1
               Zubair Ahmed               3                    1
               Mansoor Ijaz               3                    1
               Verdell Garroutte          3                    1
               Javed Latif                3                    1
               Kevin Schatzle             3                    1
               Ellis Posner               3                    1
               Robert Mercer              3 and 5              2



                               INDEPENDENT ACCOUNTANTS

ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand LLP as independent accountants to examine the Company's financial statements for the current fiscal year ended September 30, 1997, and recommends that the stockholders of the Company ratify that appointment. Coopers & Lybrand has served as the Company's independent accountants since its initial public offering of securities in May

1996 and for the fiscal year ended September 30, 1996, and has no relationship with the Company other than that arising from their employment as independent accountants. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     It is intended that the proxies will be voted for the ratification of the appointment of such firm unless otherwise indicated. If the appointment is not ratified by stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.


III.      EXECUTIVE COMPENSATION:  CERTAIN ARRANGEMENTS; STOCK OPTION PLAN;
                                  SECURITY OWNERSHIP

EXECUTIVE COMPENSATION

     The following table shows the cash compensation paid by the Company to the most highly compensated executive officers of the Company, whose total annual salary and bonus exceeded $100,000 for the fiscal years ended September 30, 1996 and 1995.

                                                                  Annual Compensation
                                                                  -------------------
                                                                                           Other
Name of Individual    Capacities in Which Served         Year      Salary      Bonus      Comp. (1)
------------------    --------------------------         ----      ------      -----      ---------
Bob Din               President and Chief Executive      1996    $381,280
                      Officer                            1995    $231,000    $ 22,250
Javed Latif (2)       Executive Vice President           1996    $125,833    $126,300
                                                         1995    $168,500    $ 22,160

Kevin Schatzle (2)    Senior Vice President              1996    $142,500    $190,330
                                                         1995    $178,000

Ellis Posner (2)      Vice President of  Sales           1996    $120,000    $ 62,515
                                                         1995    $122,000    $  8,339

(1) Perquisites and other personal benefits did not, in the aggregate, reach the lesser of $60,000 or 10% of the total annual salary and bonus paid to any named executive officer.
(2) See option grant table for stock options granted in the 1996 fiscal year. No other long-term compensation plans exist for executive officers.


CERTAIN ARRANGEMENTS BETWEEN THE COMPANY AND ITS DIRECTORS AND OFFICERS

EMPLOYMENT AGREEMENTS

    In fiscal 1996, the Company entered into employment agreements with each of Bob Din, Naureen Din, Javed Latif and Kevin Schatzle. Each of Ms. Din's, Mr. Latif's and Mr. Schatzle's agreements provide for annual base salaries of $65,000, $151,000 and $150,000, respectively. In addition, each of Ms. Din, Mr. Latif and Mr. Schatzle is entitled to receive a minimum of four weeks annual vacation, an automobile allowance of at least $2,750 per month, $1,500 per month and $1,500 per month, respectively, as well as medical and disability insurance. The Board of Directors may also, at its discretion, award each of Ms. Din, Mr. Latif and Mr. Schatzle a bonus, with such bonus to be paid consistent with executive bonus programs of the Company, if any, in existence during any of Ms. Din's, Mr. Latif's or Mr. Schatzle's period of employment with the Company. These agreements also provide for severance payments consisting of twelve months' salary in the event that the Company terminates any of Ms. Din's, Mr. Latif's or Mr. Schatzle's employment without "cause" (as defined in each of Ms. Din's, Mr. Latif's or Mr. Schatzle's employment agreement) or if any of Ms. Din, Mr. Latif or Mr. Schatzle terminates his or her employment with the Company for "good reason" (as defined in each of Ms. Din's, Mr. Latif's and Mr. Schatzle's employment agreement). Each of these agreements has a five-year term ending in 2001, with an automatic three-year extension. These agreements may be terminated by the Company with or without "cause." These agreements contain additional provisions regarding benefits and dispute resolution.

    Mr. Din's agreement, which provides for an annual base salary of $375,000, terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of three years, plus the payment of certain additional benefits, such as health insurance. However, Mr. Din's agreement prohibits him from competing with the Company for three years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the -counter or exchange transaction. Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions.

    On August 1, 1995, the Company entered into an employment agreement with Ellis Posner, pursuant to which Mr. Posner receives an annual salary of $120,000 plus an annual draw of $12,000 against an annual bonus, an accountable expense allowance and certain employee benefits. The amount of such annual bonus is based upon a percentage of the cumulative net profits earned by certain sales branches and is payable twice annually after being reduced by any draws received by Mr. Posner. Mr. Posner's agreement limits his maximum aggregate annual compensation to $180,000, and provides that Mr. Posner works for the Company on an "at will" basis. During fiscal 1996 Mr. Posner's employment agreement was amended to provide that the annual draw against annual bonus, an accountable expense allowance and certain employee benefits is increased to $30,000. All other terms and conditions remain the same.

DIRECTORS' COMPENSATION

    The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at board and committee meetings. One director, Zubair Ahmed, did receive use of a leased automobile during the past fiscal year, the lease payments for which amounted to $17,153.

    The Company's 1996 Stock Incentive Plan provides that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. The option price of such options shall be at 80% of the fair market value of the Common Stock on the date such director is elected or reelected, as the case may be, and shall become exercisable with respect to one-third (1/3) of the shares subject to such option three months after such election or reelection and the remaining one-third (1/3) of such shares twenty-seven (27) months after such election or reelection. The term of such options shall be ten years.

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns during the period commencing on May 8, 1996, the date of the initial pubic offering, and ending on September 30, 1996, for the Company, the NASDAQ - US Stock Market Index ("NAS", the broad market index) and the Hambrecht & Quist Technology Index ("HQT", the industry index). The comparison assumes $100 was invested on May 8, 1996, in ENPT Common Stock, the NAS and the HQT, and assumes the reinvestment of all dividends, if any. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance.

                                                         Cumulative Total Return
                                                --------------------------------
                                                      5/8/96      9/30/96
                                                --------------------------------
En Pointe Technologies Inc.               ENPT           100         133
NASDAQ STOCK MARKET - US                  INAS           100         104
HAMRECHT & QUIST TECHNOLOGY               IHQT           100         101



CERTAIN TRANSACTIONS AND RELATED PARTIES

     During the fiscal year ended September 30, 1996, the Company continued to engage the services of a group of software programmers in Pakistan to write code, and perform other software programming services relating to an upgrade of the Company's proprietary software system. The group is managed by Dr. Shahzad Munawwar, brother of Bob Din. The total cost of this operation, including payroll, capitalized software costs, travel and expenses was $278,430 in the fiscal year ended September 30, 1996. It is contemplated that the future services to be performed by this group will be pursuant to a software programming services agreement, rather than as a branch operation of the Company. Management believes that the terms of this agreement are no less favorable than those which can be obtained from an independent third party.

     One outside director, Verdell Garroutte, was paid $10,000 for performing financial consulting services on behalf of the Company during the fiscal year.

     In October and November of 1995, prior to becoming the Company's CFO, Robert Mercer performed financial services amounting to approximately $15,000.

     Naureen Din is Bob Din's wife. Javed Latif is Bob Din's cousin. There are no other family relationships among the Company's directors and executive officers.



COMPENSATION PURSUANT TO PLANS

     The following table sets forth the options granted during the period commencing May 8, 1996 and ending September 30, 1996 to the executive officers named in the cash compensation table.

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED SEPTEMBER 30, 1996
                                                                                     POTENTIAL REALIZABLE VALUE AS
                                                                                        ASSUMED ANNUAL RATES OF
                                                                                    STOCK PRICE APPRECIATION FOR
                                                                                          TEN-YEAR GRANT TERM
----------------------------------------------------------------------------------------------------------------------
                                      % OF TOTAL
                         NUMBER         OPTIONS     EXERCISE                        AT 0%       AT 5%           AT 10%
     NAME OF              OF             GRANTED     OR BASE                      ANNUAL       ANNUAL           ANNUAL
    EXECUTIVE           OPTIONS            TO        PRICE     EXPIRATION          GROWTH       GROWTH         GROWTH
                        GRANTED           ALL      PER SHARE      DATE             RATE          RATE            RATE
                                        EMPLOYEES
----------------------------------------------------------------------------------------------------------------------
JAVED LATIF             50,000           17.0%       6.40      05/08/2006        80,000        201,246        509,998

KEVIN SCHATZLE          50,000           17.0%       6.40      05/08/2006        80,000        201,246        509,998

ELLIS POSNER            15,000            5.1%       6.93      05/08/2006        16,000         65,405        165,749

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                  AGGREGATE STOCK OPTIONS EXERCISED IN FISCAL YEAR ENDED
                                                   SEPTEMBER 30, 1996

                                        EXERCISED
                       NUMBER OF        IN FISCAL  NUMBER OF     NUMBER OF       VALUE OF      VALUE OF
     NAME OF             OPTIONS         YEAR       OPTIONS    OPTIONS UN-         OPTIONS    OPTIONS UN-
    EXECUTIVE           GRANTED         09/30/96   EXERCISABLE  EXERCISABLE     EXERCISABLE  EXERCISABLE
JAVED LATIF             50,000              0      16,667          33,333        70,417        140,833

KEVIN SCHATZLE          50,000              0      16,667          33,333        70,417        140,833

ELLIS POSNER            15,000              0       5,000          10,000        18,458         36,917

----------------------------------------------------------------------------------------------------------------------

1996 STOCK INCENTIVE PLAN

    The Company's 1996 Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors and stockholders in March 1996 and provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory options and rights to purchase Common Stock. The Plan authorizes up to 360,000 shares of the Company's Common Stock for issuance to directors, officers and employees of the Company, except that incentive stock options may not be granted to non-employee directors. The Plan is administered by a committee (the "Committee"), which has sole discretion and authority, consistent with the provisions of the Plan, to determine which eligible participants will receive options and /or purchase rights, the time when options and/or purchase rights will be granted, the terms of options and/or purchase granted and the number of shares which will be subject to options and/or purchase rights granted under the Plan. As of January 20, 1997 there are 285,167 options outstanding under the Plan at an exercise price equal to the offering price per share as to qualified options and an exercise price equal to 80% of the offering price per share as to nonstatutory options. Of the outstanding options, 94,834 are fully exercisable as of January 20, 1997.

    The exercise price of incentive stock options must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonstatutory options shall have such exercise price as determined by the Committee, but which shall not be less than 80% of the fair market value per share of Common Stock on the date the option is granted. The Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to holders of incentive stock options who own at least 10% of the outstanding Common Stock). Options and purchase rights are nontransferable, other than upon death by will and the laws of descent and distribution, and options generally may be exercised only by an employee while employed by the Company, as all vested and unvested options granted under the Plan terminate with respect to such employee within 30 days of the employee's voluntary resignation or immediately upon the Company's termination of the employee's employment for cause. In the event that an employee's employment is terminated by reason of death or disability, the employee or the employee's legal representative will be entitled to exercise those options that were vested as of the date of termination of employment, for a period of one year from the date of such termination of employment.

EMPLOYEE STOCK PURCHASE PLAN

    The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and Stockholders in March 1996, covering an aggregate of 250,000 shares of Common Stock. The Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, will be implemented by six-month offerings with purchases occurring at six-month intervals, provided, however, that the initial offering period commenced May 8, 1996 and concluded on October 31, 1996. The Purchase Plan is administered by the Board of Directors or a committee thereof. Employees are eligible to participate if they are employed by the Company for at least 20 hours a week, are customarily engaged for more than five months per calendar year and if they have been employed by the Company for at least three months. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deduction, which may not exceed 20% of an employee's compensation. The maximum number of shares of Common Stock that an employee may purchase during any offering period is 2,500. The price of Common Stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period or the applicable purchase date, with the fair market value on the date of commencement of the initial offering period being equal to the initial public offering price. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment. The Board of Directors or a committee thereof may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect shares previously purchased under the Purchase Plan, and amendments which (i) increase the number of shares that may be issued under the Plan, (ii) materially modify eligibility requirements or (iii) materially increase the benefits accruing to participants, must have stockholder approval. The Purchase Plan will terminate on February 28, 2006.

401(K) PLAN

Effective as of July 1993, the Company adopted the En Pointe Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $9,500 in 1996 (subject to adjustment an-nually as provided in the Code). The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and nonforfeitable at all times.


SECURITY OWNERSHIP

    The Following table sets forth certain information about the ownership of Common Stock as of January 20, 1997 by each stockholder who is known by the Company to own beneficially more than five percent (5%) of such outstanding capital stock, by each director, the Company's executive officers and by all officers and directors as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name or Identity
of Group                                                    Number      Percent
--------                                                    ------      -------

Attiazaz "Bob" Din, President, CEO and
    Chairman of the Board (1)                               726,952      12.83%
Naureen Din, Secretary (1)                                  726,952      12.83%
Zubair Ahmed, Director (2)                                  935,496      16.51%
Mansoor Ijaz, Director (2)                                    3,333        .06%
Verdell Garroutte, Director (2)                               3,333        .06%
Javed Latif, Executive Vice President (2)                    33,333        .59%
Kevin Schatzle, Senior Vice President (2)                    33,333        .59%
Ellis Posner, Vice President of Sales (2)                    10,000        .18%
All Officers and Directors as a Group (9 persons) (2)     2,479,401      43.76%
Ali Mohyuddin Din (3)                                       311,551       5.50%
Mediha M. Din (3)                                           311,551       5.50%

----------------------------
(1) Consists of 726,952 shares of Common Stock owned of record by Bob Din and 726,952 shares of Common Stock owned of record by Naureen Din. Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. Does not include 311,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mr. Din's minor child. The address of Mr. and Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245. Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares.

(2) The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(3) Ali Mohyuddin Din and Mediha M. Din are the children of Bob and Naureen Din. The address of such stockholders is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

                                 III.   OTHER MATTERS

     Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, including proposals omitted from this proxy statement and accompanying proxy pursuant to the rules of the Securities and Exchange Commission, the persons named as proxies will vote on them in accordance with their best judgment.

                        PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a stockholder which may be properly presented at the next annual meeting must be received by the Company at its principal offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245, not later than September 15, 1997.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                        By Order of the Board of Directors




                                        ROBERT MERCER
                                        Assistant Secretary

Dated:  February 14, 1997

                                   PROXY CARD
                          EN POINTE TECHNOLOGIES, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             EN POINTE TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON MARCH 17, 1997

    The undersigned hereby appoints Bob Din and Robert Mercer and each of them, as attorneys and proxies of the undersigned, with full power of substitution to vote and act in the manner designated below at the Annual Stockholders' Meeting of En Pointe Technologies, Inc. (the "Company") to be held on March 17, 1997 at 12:00 Noon (Pacific Standard Time) at the Raddison Hotel, 1400 Parkview Avenue, Manhattan Beach, California 90266, and any adjournments thereof, in respect of all of the capital stock of the Company as to which the undersigned may be entitled to vote or act, with all powers the undersigned would possess if personally present, and, without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said meeting.

    THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT THEREOF IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
                       ----------------------------------

1. To fix the number of directors at five and to elect five members of the Board of Directors to serve for the ensuing year until their successors are elected and qualified. The five nominees for Director are the current Directors of the Company.
    FOR ALL  / /   WITHHELD FOR ALL  / /

      Bob Din, Naureen Din, Zubair Ahmed, Mansoor Ijaz, Verdell Garroutte

      WITHHELD FOR: (Write the nominees name in the space provided below).

--------------------------------------------------------------------------------

2. To consider and act upon a proposal to ratify the appointment of Coopers & Lybrand LLP as independent accountants for the Company for the fiscal year ending September 30, 1997.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting, or adjournment thereof.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                          Date _________________________________
                                          ______________________________________
                                                       Signature(s)

                                          Note: Please sign as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such.